UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported): September 22, 2015 (September 16, 2015)

DJO Finance LLC

(Exact name of registrant as specified in its charter)

Delaware	333-142188	20-5653965
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1430 Decision Street

Vista, CA 92081

(760) 727-1280

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 5.02. Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the offer by DJO Global, Inc. (the “Company”) to amend the terms of certain stock options granted between 2008 and 2011 to employees, including “Named Executive Officers,” three directors and three independent sales representatives (the “Options”), effective on September 16, 2015 such options were amended as described herein (the “Amendments”). Prior to the effectiveness of the Amendments, the terms of these Options provided for the following vesting conditions: 1) One-third of the Options constituted the Time-Based Tranche of Options which vested in increments of 20% each during a five year period if the optionee remained in the continuous employ of the Company (“Time-Based Tranche”); 2) One-third of the Options would vest if the Company’s majority stockholder realized a return on its equity investment in the Company (referred to as “multiple of invested capital,” or “MOIC”) of at least 2.25 times its total investment in the Company following its sale of all or a portion of its equity interests in the Company during the ten (10) year term of the Options (“First Market Return Tranche”); and 3) another one-third of the Options would vest if the Company’s majority shareholder realized a MOIC of at least 2.50 times its total investment in the Company following its sale of all or a portion of its equity interests in the Company during the ten (10) year term of the Options (“Second Market Return Tranches”).

As a condition to the effectiveness of the Amendments, the optionees agreed to surrender thirty percent (30%) of the shares in the Second Market Return Tranche in exchange for amending the vesting terms applicable to both the First Market Return Tranche and the remaining portion of the Second Market Return Tranche (as amended, the First Market Return Tranche and the remaining portion of the Second Market Return Tranche together will constitute the “Market Return Tranche”). The Amendments modify the MOIC-based vesting conditions of the Market Return Tranche, but do not modify the vesting conditions of the Time-Based Tranche. As modified by the Amendments, the vesting conditions of the Market Return Tranche now provide for vesting within a range of achievement of a MOIC multiple between 1.5 and 2.25. If the Company’s majority shareholder sells all or a portion of its equity interests in the Company while the Options in the Market Return Tranche are outstanding, then the unvested Options in the Market Return Tranche will vest and become exercisable as follows: 1) 25% of the Options in the Market Return Tranche will vest and become exercisable if the majority shareholder realizes a MOIC of 1.5 times its equity investment in the Company; 2) 100% of the Options in the Market Return Tranche will vest and become exercisable if the majority shareholder realizes a MOIC of at least 2.25 times its equity investment in the Company; and 3) if the majority shareholder realizes a MOIC of greater than 1.5 times its equity investment but less than 2.25 times its equity investment, then 25% of the Options in the Market Return Tranche will vest and become exercisable and a percentage of the remaining unvested Options in the Market Return Tranche will vest and become exercisable with such percentage equal to a fraction, (x) the numerator of which is the actual MOIC realized by the majority shareholder, less 1.5 and (y) the denominator of which is 0.75.

As amended by the Amendments, the number of Options in the Market Return Tranche held by the Named Executive Officers following the Amendments is as follows: 453,334 Options in the Market Return Tranche held by Michael P. Mogul, Chief Executive Officer, and 110,638 Options in the Market Return Tranche held by Stephen J. Murphy, President, International Commercial Businesses. Pursuant to SEC Rules, the “Named Executive Officers” are defined as the CEO, CFO and the three highest compensated executive officers in 2014.

Except as described, the Options remain unchanged and will continue in full force and effect in accordance with their terms.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

DJO FINANCE LLC

Date: September 22, 2015	By:	/s/ DONALD M. ROBERTS
	Name:	Donald M. Roberts
	Title:	Executive Vice President & General Counsel